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                                                                   Exhibit 10.6



                          LOAN AND GUARANTY AGREEMENT

         THIS AGREEMENT, dated this 11th day of January 2001 is by and between Z-Tel Technologies, Inc. ("Z-Tel"), a Delaware corporation having its principal place of business at 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602, and James A. Kitchen (the "Employee").


                              BACKGROUND STATEMENT

         Z-Tel is a publicly held company the common stock of which is traded on NASDAQ. The Employee is employed by Z-Tel Communications, Inc., a wholly-owned subsidiary corporation of Z-Tel and Z-Tel's principal operating company. The Employee is indebted to Thomas Weisel Partners ("Weisel") in the principal amount of approximately $900,000 pursuant to a margin loan contract in connection with account 781-14340 (the "Loan"). Substantially all the collateral for the Loan consists of shares of Z-Tel Technologies, Inc. common stock. The value of such collateral has become insufficient to support the Loan. Without additional collateral Weisel will be required to foreclose upon and liquidate such shares to repay the Loan. Z-Tel believes it is in its best interests and the best interests of its shareholders to prevent the liquidation of such shares because (i) the Employee provides valuable services to Z-Tel and Z-Tel deems ownership of such stock by the Employee to be an important incentive and motivational factor and (ii) sale of such shares might tend to depress the market price for shares of Z-Tel's common stock and thus be detrimental to Z-Tel's future capital raising needs.

         NOW THEREFORE, in reliance upon the forgoing background statement, Z-Tel and the Employee agree to the following terms and conditions.


                              TERMS AND CONDITIONS

         1. Guaranty. Promptly after the execution of this Agreement, Z-Tel will deposit funds in an account with Weisel in an amount equal or exceeding the principal amount of the Loan (the "Account"). Moreover, contemporaneously therewith Z-Tel will enter into a guaranty with Bear Stearns & Co. (Weisel's clearing house) in substantially the same form as the Guarantee of Account attached hereto as Exhibit A (the "Guaranty"). Z-Tel will maintain the Account and the Guaranty until March 31, 2001. Z-Tel will have no obligation with respect to the Employee in connection with the Account or the Guaranty beyond such date.

         2. Promissory Note. Simultaneously with the execution of this Agreement, the Employee will execute and deliver to Z-Tel a promissory note in substantially the same form as the Promissory Note attached hereto as Exhibit B (the "Note"). To the extent any funds in the Account are foreclosed upon by Weisel to reduce or pay the Loan, such amount or amounts will be deemed advances on the Note by Z-Tel to the Employee.


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         3.       Pledge and Security Agreement. Simultaneously with the
execution of this Agreement, the Employee will execute and deliver to Z-Tel a pledge and security agreement in substantially the same form as the Pledge and Security Agreement attached hereto as Exhibit C (the "Security Agreement").

         4. Restrictive Covenant. The Employee will not engage in any transaction that increases the balance due under the Loan, any other indebtedness to Weisel, or any other indebtedness secured by assets of the Employee without obtaining the prior written consent of Gregg Smith, Z-Tel's Chief Executive Officer.

         5. Construction. This Agreement was negotiated at arms'-length and will not be construed more strongly against any party regardless of which party was responsible for its preparation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender will include the other genders. The words "Agreement," "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole, including Exhibits, and not to any particular provision of this Agreement. Whenever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation." The various headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of any of the provisions of this Agreement.

         6. Legal Matters. This Agreement will be governed and interpreted under the substantive laws of the State of Florida, without reference to its principles of conflicts of law. Venue for the purposes of any litigation will, at the option of Z-Tel, lie solely in the Circuit Court in and for Hillsborough County, Florida or the United States District Court in and for the Middle District of Florida. The parties hereby consent to the jurisdiction of the courts of the State of Florida and to service of process by regular mail. The costs of litigation, whether incurred at the trial or appellate level (including attorneys' fees, court costs and the costs of experts and of paralegal, accounting, financial and other legal and investigative support personnel), will be borne by the non-prevailing party.

         7. Entire Agreement. With respect to its subject matter, this Agreement, together with any exhibits, schedules or attachments, contains the sole and entire agreement between the parties superseding all prior discussions and agreements between them. Except as otherwise provided herein, this Agreement will not be modified or amended except by an instrument in writing signed by both parties.

         8. Survival of Warranties and Representations. The warranties and representations in this Agreement will survive the execution of this Agreement and continue without limitation.

         9. Exhibits. All exhibits, schedules and other attachments to this Agreement are hereby incorporated by this reference as integral parts of this Agreement.


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         10.      Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument.

         11. Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties to this Agreement.

         12. Waiver. No failure or delay on the part either party to this Agreement in the exercise of any right, power or remedy the party may have will operate as a waiver, nor will any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise of that right, power or remedy or the exercise of any other right, power or remedy. No express waiver or assent by any party to any breach of or default in any term or condition of this Agreement will constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or conditions of this Agreement.

         13. Time of the Essence. Time is essential to the respective responsibilities of the parties to this Agreement.

         14. Fax Signatures. Signed facsimile copies of this Agreement, addenda, attachments and exhibits will legally bind the parties to the same extent as original documents.

         15. No Contravention. The Employee warrants and represents to Z-Tel that the execution and delivery of this Agreement, the performance by the Employee of his obligations under this Agreement and the exercise by the Employee of the rights created by this Agreement do not (i) constitute a breach of or a default under any agreement or instrument to which he is a party or by which he or his assets are bound or (except as described in this Agreement) result in the creation of a mortgage, security interest or other encumbrance upon his assets; (ii) violate a judgment, decree or order of any court or administrative tribunal which is binding on the Employee or the his assets; or
(iii) violate any Federal or state law, rule or regulation by which the Employee is bound.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          EMPLOYEE

                                          /s/ James A. Kitchen
                                          -------------------------------------
                                          James A. Kitchen





                                          Z-Tel Technologies, Inc.

                                          By: /s/ Mark H. Johnson
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                                                Mark H. Johnson, As Treasurer


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